AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2000 REGISTRATION NO.________

UNITED  STATES  SECURITIES  AND  EXCHANGE  COMMISSION
WASHINGTON,  D.C.

FORM  SB-2
REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

THE  VERMONT  WITCH  HAZEL  CO.

VERMONT                                 6770                     95-40272
(STATE  OF                   PRIMARY  STANDARD  INDUSTRIAL    (I.R.S. EMPLOYER
INCORPORATION)                CLASSIFICATION  CODE NUMBER)   IDENTIFICATION NO.)

4415  PONCA  AVENUE,  TOLUCA  LAKE,  CA  91602,  818  766-4640
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)

DEBORAH DUFFY, 4415 PONCA AVENUE, TOLUCA LAKE, CA 91602, 818 766-4640 (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

COPIES  TO:
LAW  OFFICES  OF  LANCE  KERR,  ESQ.
8833  SUNSET  BOULEVARD  #200
WEST  HOLLYWOOD,  CA  90069
(310)  289-4947

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF  THIS  FORM  IS  FILED  TO  REGISTER  ADDITIONAL  SECURITIES  FOR AN OFFERING
PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE
SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE
SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

CALCULATION  OF  REGISTRATION  FEE
TITLE  OF  EACH CLASS OF              DOLLAR AMOUNT             PROPOSED MAXIMUM
OFFERING     PROPOSED  MAXIMUM SECURITIES TO BE REGISTERED      TO BE REGISTERED
PRICE  PER  UNIT          AGGREGATE  OFFERING  PRICE

(1)  COMMON  STOCK  PAR  VALUE    250,000
$250.00               $500,000
125  SHARES  PER UNIT     AMOUNT OF REGISTRATION FEE     COMMON STOCK, PAR VALUE
                                  $132                               $2.00
NOTE:  (1)  ESTIMATED  SOLELY  FOR  THE  PURPOSE OF CALCULATING THE REGISTRATION
FEE.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PART  1
PRELIMINARY  PROSPECTUS
(SUBJECT  TO  COMPLETION)

(1.)  THE  VERMONT  WITCH  HAZEL  CO.

(2.)  250,000  SHARES  OF  COMMON  STOCK
THIS PROSPECTUS RELATES TO THE OFFER AND SALE OF UP TO 250,000 SHARES OF THE VERMONT WITCH HAZEL CO., A VERMONT CORPORATION (HEREIN VWHC) BY THE CORPORATION.

(3.) THERE IS CURRENTLY NO PUBLIC MARKET FOR THE SHARES. WE EXPECT OUR COMMON STOCK WILL BE TRADED ON THE OVER-THE-COUNTER MARKET MAINTAINED BY MEMBERS OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.
AFTER  THE  SHARES  ARE  REGISTERED  WE  MAY OFFER AND SELL THE SHARES DIRECTLY.
NO  BROKER-DEALERS  ARE  ANTICIPATED  TO  BE  INVOLVED  IN  THE  SALE  OF  THE
SECURITIES. WE RESERVE THE RIGHT TO ACCEPT OR REJECT, IN WHOLE OR IN PART, ANY PROPOSED PURCHASE OF THE SHARES.

(4.)   THIS  INVESTMENT  INVOLVES  A  HIGH  DEGREE  OF  RISK.  YOU  SHOULD  READ
"RISK FACTORS", BEGINNING ON PAGE 3, WHICH DESCRIBES CERTAIN FACTORS WHICH SHOULD BE CAREFULLY CONSIDERED BEFORE YOU PURCHASE ANY SHARES.

(5.)   NEITHER  THE  SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(6.)  (I)     THERE  WILL  BE  A  MAXIMUM  OF 2,000 UNITS OFFERED AT $250.00 PER
UNIT.

(7.)  (I)    THIS  OFFERING  WILL  BE  SELF  UNDERWRITTEN  BY THE COMPANY (VWHC)
     (II) THE OFFERING IS MADE ON A BEST EFFORTS BASIS AND THE OFFERING WILL END 90 DAYS FROM THE DATE OF REGISTRATION
(8.)
PRICE  TO  PUBLIC             COMMISSIONS       PROCEEDS  TO  USER
PER  UNIT                                             $250.00
TOTAL
TOTAL  MINIMUM                                        $  0.00
TOTAL  MAXIMUM                                    $100,000.00

(9.)    DATE  OF  THE  PROSPECTUS  IS  _July 24, 2000______

(10.)  OTHER  EXPENSES  OF  THE  OFFERING  MAY  INCLUDE
REGISTRATION   FEES,  FEDERAL   TAXES,  STATE  TAXES  AND  FEES,  TRUSTEES'  AND
TRANSFER AGENTS' FEES, LEGAL, ACCOUNTING, PRINTING AND OR LISTING FEES NOT YET DETERMINED.

ITEM  2.
AVAILABLE  INFORMATION

(A.) WE ARE NOT CURRENTLY SUBJECT TO THE REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. UPON THE EFFECTIVENESS OF THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART, WE WILL BE OBLIGATED TO FILE PERIODIC REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION").

(B.)   REPORTS  TO  SECURITY HOLDERS WILL BE SENT ON ANNUAL BASIS WITHIN 90 DAYS
OF  OUR  FISCAL  YEAR  END  AND  WILL  INCLUDE  FINANCIAL  STATEMENTS.

(C.) WE WILL PROVIDE, WITHOUT CHARGE TO EACH PERSON WHO RECEIVES A PROSPECTUS UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OF THE INFORMATION THAT WAS INCORPORATED BY REFERENCE IN THE PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS THE EXHIBITS ARE THEMSELVES SPECIFICALLY INCORPORATED BY REFERENCE) AND THE ADDRESS (INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH A
REQUEST  IS  TO  BE  DIRECTED.

(D.) DELIVERY OF PROSPECTUS BY DEALERS. ALL DEALERS EFFECTINGTRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT OR SUBSCRIPTIONS.

(F)  TABLE  OF  CONTENTS
PART  I
250,000  SHARES  OF  COMMON  STOCK
PRELIMINARY PROSPECTUS                                                    1
SUMMARY  OF  INFORMATION  AND  RISK FACTORS                               3
USE  OF PROCEEDS                                                          3
DETERMINATION  OF  OFFERING PRICE                                         4
DILUTION                                                                  4
PLAN OFDISTRIBUTION                                                       5
LEGAL PROCEEDINGS                                                         5
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS        6
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT     6
DESCRIPTION  OF  SECURITIES                                               7
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                7
DISCLOSURE  OF  COMMISSION'S  POSITION  OF  INDEMNIFICATION  FOR
  SECURITIES ACT LIBILITIES                                               7
ORGANIZATION  WITHIN  LAST  FIVE  YEARS                                   8
DESCRIPTION  OF BUSINESS                                                  8
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION          9
DESCRIPTION  OF  PROPERTY                                                 9
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                        9
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS          10
EXECUTIVE  COMPENSATION                                                  10
INDEX  TO  CONSOLIDATED  FINANCIAL STATEMENTS                            10
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING
AND FINANCIAL DISCLOSURE                                                 10

PART  II
INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS                            10
OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION                         11
RECENT  SALES  OF  UNREGISTERED  SECURITIES                              11
EXHIBITS                                                                 12
UNDERTAKINGS                                                             12
SIGNATURES                                                               13

ITEM  3.


                 SUMMARY  INFORMATION  AND  RISK  FACTORS


 (A)  SUMMARY
YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING OUR COMPANY AND THE SHARES OF COMMON STOCK COVERED BY THIS REGISTRATION AND OUR FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

WE ARE A VERMONT CORPORATION THAT MANUFACTURES SKIN CARE AND PET CARE PRODUCTS. WE MAINTAIN 2 WEB SITES: WWW.VERMONTWITCHHAZEL.COM AND WWW.VETERINARYWITCHHAZEL.COM. WE WERE INCORPORATED IN 1994 FOR THE PURPOSE OF MANUFACTURING ALL NATURAL, WITCH HAZEL-BASED SKIN CARE PRODUCTS. IN MARCH OF 1999 WE ADDED A LINE OF ALL NATURAL PET CARE PRODUCTS, TESTED ON HUMANS. BOTH LINES WERE DESIGNED FOR NATURAL FOODS AND HEALTH STORES, BUT WE ARE NOW EXPANDING INTO MASS MARKET AND TO DO SO, MUST CHANGE LABELS, FRONT AND BACK, INCREASE INVENTORY (TO INCLUDE THE NEW LABELS) AND ADOPT AND IMPLEMENT A NEW STRATEGIC MARKETING PLAN. THE ESTIMATED COST OF IMPLEMENTATION OF ALL PHASES OF THE MASS MARKETING STRATEGY IS APPROXIMATELY $500,000 WHICH IS TO BE RAISED THROUGH A PUBLIC OFFERING OF OUR STOCK.

TWO HUNDRED FIFTY THOUSAND (250,000) SHARES OF OUR COMMON STOCK THAT HAVE NEVER BEEN ISSUED ARE BEING REGISTERED AND ARE BEING OFFERED FOR SALE. THE 250,000 SHARES WILL REPRESENT TWENTY-ONE POINT SEVEN PERCENT (21.7%) OF THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF THE COMMON STOCK AS OF THE DATE OF THIS PROSPECTUS. THERE IS NO GUARANTEE THAT EVEN IF ALL THE MONIES ARE RAISED AND ALL PHASES OF THE STRATEGY ARE COMPLETED THAT THE COMPANY WILL BECOME FINANCIALLY PROFITABLE.

(A.)   OFFERING  OF  UNITS
              UNITS  OFFERED  -  2,000
              MINIMUM  NUMBER  OF  UNITS  TO  BE  SOLD  -  NO  MINIMUM
              MAXIMUM  NUMBER  OF  UNITS  TO  BE  SOLD  -  2000
              UNITS  CONSIST  OF  125  SHARES  OF  COMMON  STOCK
              UNIT  PRICE  -  $250.00
              SHARES  OUTSTANDING  PRIOR  TO  OFFERING  -  1,149,850
              USE  OF  PROCEEDS:
                         LEGAL
                         ADMINISTRATIVE  ASSISTANT  &  SECRETARIAL
                         MARKETING  &  TRAVEL  EXPENSE
                         FACILITATE  STRATEGIC  ALLIANCE  GROUP
                         DESIGN  &  PRINTING
                         OFFICE  LEASEHOLD
                         MISC.  SUPPLIES
                         SHAREHOLDER  RELEASES  -  MAIL
                         GENERAL  MAIL  -  INCL.  COURIER  SERVICES
                         PHONES/FAX/INTERNET
                         PUBLIC/INVESTOR  RELATIONS
                         OFFICE  EQUIPMENT;  LEASE/PURCHASE
                         FINANCIAL  CONFERENCES/SEMINARS
                         ADVERTISING  &  BROCHURES
                         WEBSITE  DESIGN  AND  HOSTING
                         ACCOUNTING

(B.)   ADDRESS  AND  PHONE  NUMBER:
          OUR  MAIN  OFFICE  IS  LOCATED  AT  4415 PONCA AVENUE, TOLUCA LAKE, CA
91602.   WE  ALSO  SUBLEASE  WAREHOUSE  SPACE  IN  GLENDALE, CA AND SIMI VALLEY,
CA.  TELEPHONE  NUMBER  IS  818  766-4640.

(C.)   RISK  FACTORS
IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING US AND OUR BUSINESS AND FUTURE PROSPECTS BEFORE PURCHASING ANY SHARES OF COMMON STOCK.

HISTORY  OF  OPERATIONS
WE  WERE  INCORPORATED  AUGUST  3,  1994  AND  HAVE  BEEN  OPERATING A SKIN CARE
MANUFACTURING BUSINESS SINCE APRIL, 1995. IN OCTOBER 1995 TRADER JOE'S, A 120+STORE CHAIN, PURCHASED CERTAIN PRODUCTS FROM US TO RESELL IN THEIR STORES. THE RELATIONSHIP LASTED THREE YEARS. OUR PRODUCTS ARE CURRENTLY IN SELECTED LONGS DRUGS IN CALIFORNIA AND OREGON, AS WELL AS INDEPENDENT HEALTH STORES NATIONWIDE. IN 1996 WE OPENED TWO TEST STORES, ONE COMPANY-OWNED STORE ON THE EAST COAST AND ONE INDEPENDENTLY OWNED ON THE WEST COAST, TO INTRODUCE CURRENT PRODUCTS AND TEST NEW PRODUCTS. THE STORES WERE CLOSED IN 1999 WHEN ALL PRODUCTS HAD BEEN TESTED AND APPROVED. WE LAUNCHED A WEB SITE IN OCTOBER, 1999 FOR SKIN CARE AND PET CARE AND SEPARATED THEM INTO TWO SITES IN FEBRUARY, 2000. BOTH SITES CONTAIN ONLINE STORES THROUGH WHICH OUR PRODUCTS ARE SOLD DIRECTLY TO THE PUBLIC. THE INCOME FROM OPERATIONS HAS NEVER COVERED EXPENSES. THEREFORE WE HAVE NO HISTORY OF BEING PROFITABLE.

WE  NEED  ADDITIONAL  CAPITAL
WE NEED ADDITIONAL CAPITAL TO PROMOTE OUR WEB SITES THROUGH EXTENSIVE OPT-IN E-MAIL AND CATALOG CAMPAIGNS AND OUR LABELS HAVE TO BE UPDATED TO ATTRACT MASS MARKET CHAINS. WE WILL USE THE REMAINING CAPITAL TO INCREASE PRESENT WAREHOUSE INVENTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY PROMOTE OUR WEB SITES WITH THE E-MAIL CAMPAIGN OR SELL OUR
PRODUCTS TO MASS MARKET CHAINS WITHOUT SUBSTANTIAL AND UNANTICIPATED COSTS, DELAYS OR OTHER PROBLEMS. WE CURRENTLY HAVE NO AGREEMENT WITH ANY MASS MARKET CHAIN OR OPT-IN E-MAIL COMPANIES.

VERMONT  LAW  COULD  ADVERSELY  AFFECT THE STOCK'S PRICE CERTAIN  PROVISIONS  OF
VERMONT LAW AND CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS COULD DELAY OR IMPEDE THE REMOVAL OF INCUMBENT DIRECTORS AND COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE, OR COULD DISCOURAGE THIRD PARTIES FROM ATTEMPTING TO ACQUIRE CONTROL OF OUR COMPANY. SUCH PROVISIONS COULD LIMIT THE PRICE THAT CERTAIN INVESTORS MIGHT BE WILLING TO PAY IN THE FUTURE FOR SHARES OF OUR COMMON STOCK. THE ARTICLES OF INCORPORATION AND BYLAWS IMPOSE VARIOUS PROCEDURAL REQUIREMENTS THAT COULD MAKE IT MORE DIFFICULT FOR SHAREHOLDERS TO EFFECT CERTAIN CORPORATE ACTIONS. OUR ARTICLES GIVE OUR BOARD OF DIRECTORS (WITHOUT ANY ADDITIONAL AUTHORIZATION FROM THE SHAREHOLDERS) AUTHORITY TO ISSUE UP TO 100,000 SHARES OF PREFERRED STOCK FOR VARIOUS CORPORATE PURPOSES. ISSUANCE OF A SUBSTANTIAL NUMBER OF SHARES OF EITHER COMMON STOCK OR PREFERRED STOCK WOULD DILUTE THE EXISTING SHAREHOLDERS PERCENTAGE OWNERSHIP OF OUR COMPANY.

INCOMPLETE  OR  NO  FEASIBILITY  STUDIES
OUR MANAGEMENT HAS NOT YET DONE A FEASIBILITY STUDY OF THIS PROJECT. OUR MANAGEMENT'S INTEREST IS BASED SOLELY ON OUR OWN EXPERIENCE. THERE IS NO GUARANTEE THAT WE HAVE MADE A GOOD JUDGEMENT IN THE FEASIBILITY OF THIS PROJECT.

DEPENDENCE  UPON  KEY  PERSONNEL.
WE  ARE  HIGHLY  DEPENDENT  UPON  THE  SERVICES  OF DEBORAH DUFFY, PRESIDENT AND
DIRECTOR, AND OTHER OFFICERS. THE LOSS OF SERVICES FROM ANYBODY ON THE MANAGEMENT TEAM WOULD MATERIALLY ADVERSELY AFFECT THE CONDUCT OF OUR BUSINESS AND THE QUALITY OF THE PROPOSED VENTURES. MANAGEMENT PRESENTLY HAS NO LIFE INSURANCE POLICIES ON THE LIVES OF ANY OF THE OFFICERS OR DIRECTORS. COMPETITION.

ALTHOUGH FEW COMPETITORS EXIST IN THE SEGMENT OF THE MARKET WE HAVE TARGETED, THERE IS NO GUARANTEE THAT COMPETITORS FROM ANOTHER SEGMENT OF THE INDUSTRY, WITH CONSIDERABLE FINANCIAL HOLDINGS AND INFLUENCE, WILL NOT TRY TO PENETRATE THIS AS-YET UNTAPPED SEGMENT OF THE INDUSTRY.

NO  ASSURANCE  OF  DISTRIBUTION.
THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO SECURE ADEQUATE DISTRIBUTION OF OUR PRODUCTS.

WE ARE CURRENTLY IN A NUMBER OF TEST STORES FOR LONGS DRUGS, BUT THERE IS NO ASSURANCE WE WILL BE CHOSEN BY THE CORPORATE OFFICE FOR DISTRIBUTION IN ALL 400 LONGS DRUG STORES. WITHOUT FULL DISTRIBUTION IN LONGS DRUGS IT WILL BE DIFFICULT TO REACH OUR PROJECTED GOALS AND/OR BE PICKED UP BY OTHER CHAINS. WE ARE ALSO RELYING ON DISTRIBUTION COMPANIES TO PLACE OUR PRODUCTS IN STORES NATIONWIDE. RELIANCE UPON DISTRIBUTION COMPANIES AND/OR RETAILERS CAN SUBJECT US TO A NUMBER OF SPECIAL RISKS, INCLUDING THE INABILITY OF ONE OR MORE DISTRIBUTORS TO PROPERLY REMIT FUNDS TO US. ADDITIONALLY, DUE TO ANY FINANCIAL PROBLEMS WHICH A DISTRIBUTOR OR RETAILER MAY HAVE, IT MAY, FOR ITS OWN BUSINESS REASONS, BE UNWILLING OR RELUCTANT TO ACTIVELY DISTRIBUTE OUR PRODUCTS DESPITE CONTRACTUAL COMMITMENTS.

SOLE  PRODUCT  OF  COMPANY.
DURING THE FIRST YEAR OF OPERATION WE WILL NOT ENGAGE IN ANY OTHER SIGNIFICANT BUSINESS ACTIVITY NOT RELATED TO OUR PRODUCTS AS DESCRIBED IN THIS REGISTRATION STATEMENT. ACCORDINGLY, OUR SUCCESS WILL BE DEPENDENT UPON THE SUCCESS OF OUR SKIN AND PET CARE PRODUCTS AND THEIR DISTRIBUTION.

FORWARD  LOOKING  STATEMENTS.
THE DISCUSSIONS AND INFORMATION IN THIS REGISTRATION STATEMENT MAY CONTAIN BOTH HISTORICAL AND FORWARD-LOOKING STATEMENTS. TO THE EXTENT THAT THE REGISTRATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS REGARDING OUR FINANCIAL CONDITION, OPERATING RESULTS, BUSINESS PROSPECTS OR ANY OTHER ASPECT OF THE COMPANY, PLEASE BE ADVISED THAT OUR ACTUAL FINANCIAL CONDITION, OPERATING RESULTS AND BUSINESS PERFORMANCE MAY DIFFER MATERIALLY FROM THAT
PROJECTED  OR  ESTIMATED  BY  OUR  FORWARD-LOOKING  STATEMENTS.
WE  HAVE  ATTEMPTED  TO  IDENTIFY,  IN  CONTEXT,  CERTAIN OF THE FACTORS THAT WE
CURRENTLY  BELIEVE  MAY  CAUSE  ACTUAL  FUTURE  EXPERIENCE AND RESULTS TO DIFFER
FROM OUR CURRENT EXPECTATIONS. THE DIFFERENCES MAY BE CAUSED BY A VARIETY OF FACTORS, INCLUDING BUT NOT LIMITED TO ADVERSE ECONOMIC CONDITIONS, INTENSE COMPETITION, INCLUDING ENTRY OF NEW COMPETITORS, ADVERSE FEDERAL, STATE AND LOCAL GOVERNMENT REGULATION, INADEQUATE CAPITAL, UNEXPECTED COSTS, LOWER REVENUES AND NET INCOME PRICES, FAILURE TO OBTAIN NEW CUSTOMERS, THE RISK OF LITIGATION AND ADMINISTRATIVE PROCEEDINGS INVOLVING OURSELVES, THE POSSIBLE ACQUISITION OF NEW BUSINESSES THAT DO NOT PERFORM AS ANTICIPATED, THE POSSIBLE FLUCTUATION AND VOLATILITY OF OUR OPERATING RESULTS AND FINANCIAL CONDITION, ADVERSE PUBLICITY AND NEWS COVERAGE, INABILITY TO CARRY OUT MARKETING AND SALES PLANS, LOSS OF KEY EXECUTIVES, CHANGES IN INTEREST RATES, INFLATIONARY FACTORS, AND OTHER SPECIFIC RISKS THAT MAY BE ALLUDED TO IN THIS REGISTRATION STATEMENT OR IN OTHER REPORTS WE MAY HAVE ISSUED.


ITEM  4.
USE  OF  PROCEEDS

THE  NET  PROCEEDS  OF  THE OFFERING ARE TO BE PRIORITIZED IN THE FOLLOWING WAY.
            LABELS:   FIVE  PRODUCTS  WILL NEED FRONT AND BACK LABELS.  THE COST
OF BOTH FRONT AND BACK LABELS, IN ORDERS OF A MINIMUM OF 25,000 EACH, WILL COST $12,500. TWO PRODUCTS REQUIRE SILK SCREENING ON TUBES AT A COST OF FORTY-SIX CENTS EACH. TWENTY-FIVE THOUSAND OF EACH PRODUCT WILL COST $23,000. FOUR SOAP FLAVORS REQUIRE FOUR SEPARATE BOXES AT A COST OF FOURTEEN CENTS EACH. TWENTY-FIVE THOUSAND OF EACH BOX WILL COST A TOTAL OF $15,000. TWO PRODUCTS REQUIRE A WRAP LABEL AT A COST OF SEVEN CENTS EACH. TWENTY-FIVE THOUSAND EACH OF THE WRAP LABELS WILL COST $3,500. TOTAL COST FOR ALL LABELS WILL BE $54,000.
           INVENTORY: WE WILL REQUIRE NEW INVENTORY OF AT LEAST TEN THOUSAND EACH OF ALL ITEMS ONCE THE NEW LABELS HAVE BEEN MANUFACTURED AND DELIVERED. APPROXIMATE TOTAL COST FOR NEW INVENTORY IS $286,000.
           ADVERTISING: WE ARE PLANNING AN EXTENSIVE OPT-IN EMAIL AND CATALOG CAMPAIGN. WE CURRENTLY FURNISH BLACK AND WHITE CATALOGS PER CUSTOMER REQUEST. USING PROCEEDS FROM THE OFFERING, WE WILL IMPLEMENT A NEW DIRECT MAIL CAMPAIGN FOR AN UPDATED VERSION OF THE CATALOG. OPT-IN EMAIL COSTS
APPROXIMATELY TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500) PER 10,000 NAMES WHICH INCLUDES TRACKING INFORMATION, AND SHOWS A RETURN OF 5 TO 10%. DIRECT MAIL IS CHEAPER BUT HAS A LESSER RETURN OF APPROXIMATELY 1 TO 5%. COSTS OF NEW CATALOGS, EMAIL AND DIRECT MAIL WILL TOTAL APPROXIMATELY $100,000.

USE  OF  PROCEEDS  IF  ALL  UNITS  ARE  SOLD:
SECURITIES  AND  EXCHANGE  COMMISSION  FILING  FEE         $132
ACCOUNTING  FEES  AND  EXPENSES                          $5,000
LEGAL  FEES  AND  EXPENSES                              $45,000
PRINTING  AND  ENGRAVING                                 $3,868
FEES  OF  TRANSFER  AGENT  AND  REGISTRAR                $2,000
PHONES,  FAX,  INTERNET                                  $1,500
MISCELLANEOUS                                            $2,500
LABELS                                                  $54,000
INVENTORY                                              $286,000
ADVERTISING                                            $100,000

TOTAL                                                  $500,000

IN  THE EVENT  NOT ALL UNITS ARE SOLD, THE FUNDS WILL BE USED IN THE FOLLOWING
WAYS:

USE  OF  PROCEEDS  IF  10%  OF  UNITS  ARE  SOLD
SECURITIES  AND  EXCHANGE  COMMISSION  FILING  FEE         $132
ACCOUNTING  FEES  AND  EXPENSES                            $500
LEGAL  FEES  AND  EXPENSES                               $4,500
PRINTING  AND  ENGRAVING                                   $868
FEES  OF  TRANSFER  AGENT  AND  REGISTRAR                  $200
PHONES,  FAX,  INTERNET                                    $150
MISCELLANEOUS                                              $250
LABELS                                                   $5,400
INVENTORY                                               $28,000
ADVERTISING                                             $10,000

TOTAL                                                   $50,000

USE  OF  PROCEEDS  IF  50%  OF  UNITS  ARE  SOLD
SECURITIES  AND  EXCHANGE  COMMISSION  FILING  FEE         $132
ACCOUNTING  FEES  AND  EXPENSES                          $2,500
LEGAL  FEES  AND  EXPENSES                              $22,500
PRINTING  AND  ENGRAVING                                 $1,868
FEES  OF  TRANSFER  AGENT  AND  REGISTRAR                $1,000
PHONES,  FAX,  INTERNET                                    $750
MISCELLANEOUS                                            $1,250
LABELS                                                  $28,000
INVENTORY                                              $142,000
ADVERTISING                                             $50,000

TOTAL                                                  $250,000

ITEM  5.
DETERMINATION  OF  OFFERING  PRICE
IN DETERMINING THE PRICE FOR OUR PUBLIC OFFERING WE TOOK MANY FACTORS INTO CONSIDERATION. ALTHOUGH THERE IS NO PUBLIC MARKET FOR OUR STOCK, WE HAVE PRIVAT ELY SOLD STOCK TO OUR SHAREHOLDERS AT A PRICE IN EXCESS OF $2.00 PER SHARE. SHOULD ALL SHARES BE SOLD IN THE PUBLIC OFFERING THERE WILL BE LESS THAN 1,400,000 SHARES OUTSTANDING. WE HAVE NO LONG-TERM DEBT.

ITEM  6.
DILUTION
ANY AND ALL STOCK PURCHASED BY OUR MANAGEMENT WAS PURCHASED AT THE SAME PRICE AS THAT OFFERED TO SHAREHOLDERS.

THIS OFFERING INVOLVES A DILUTION OF NET TANGIBLE BOOK VALUE TO THE EXISTING SHAREHOLDERS. ASSUMING THE MAXIMUM AMOUNT OF UNITS OFFERED ARE SOLD THE
FOLLOWING  TABLE  SHOWS  THE  DILUTION TO PERSONS WHO PURCHASE TO THIS OFFERING.

ASSUMED  INITIAL  PUBLIC  OFFERING  PRICE  PER  SHARE                      $2.00
PRO  FORMA  NET  TANGIBLE  BOOK  VALUE  PER  SHARE AS OF MAY 15, 2000      $0.09
PRO  FORMA  INCREASE  ATTRIBUTABLE  TO  NEW  INVESTORS                     $0.34
PRO  FORMA  NET  TANGIBLE  BOOK  VALUE  PER  SHARE AFTER THE OFFERING      $0.43
PRO  FORMA  DILUTION  PER  SHARE  TO  NEW  INVESTORS                       $1.57
TOTAL  SHARES  TO  BE  ISSUED  AND  OUTSTANDING  WHEN  ALL  UNITS  ARE  SOLD:
1,399,850  SHARES  100%

THE FOLLOWING TABLE SUMMARIZES THE TOTAL NUMBER OF SHARES OF COMMON STOCK PURCHASED FROM US, THE TOTAL CONSIDERATION PAID TO US AND THE AVERAGE PRICE PER SHARE PAID BY EXISTING STOCKHOLDERS AND BY NEW INVESTORS, IN EACH CASE BASED UPON THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING AS OF MAY 15, 2000



              SHARES  PURCHASED    TOTAL  CONSIDERATION
                                                                AVERAGE  PRICE
              NUMBER     PERCENT    AMOUNT     PERCENT               PER SHARE
EXISTING
STOCKHOLDERS 1,149,850    82.2%    $514,110     50.7%                  $0.47
NEW
INVESTORS      250,000    17.8%    $500,000     49.3%                  $2.00


TOTAL        1,399,850    100%     $1,014,110   100%

ITEM  7.



ITEM  8.
PLAN  OF  DISTRIBUTION
THIS PROSPECTUS RELATES TO THE OFFER AND SALE OF UP TO 250,000 SHARES OF OUR COMMON STOCK. WE HAVE REGISTERED THE SHARES FOR SALE TO PROVIDE US WITH
FREELY TRADEABLE SECURITIES. WE WILL RECEIVE ANY PROCEEDS FROM THE SALE OF THESE SHARES.

WE PLAN TO DISTRIBUTE THE SHARES ON A "BEST EFFORTS" BASIS UTILIZING OUR OFFICERS AND DIRECTORS. IN DOING SO, WE WILL RELY ON EXCHANGE ACT RULE 3A 4-1 WHICH PERMITS OFFICERS AND DIRECTORS TO SELL WITHOUT REGISTERING AS BROKERS/DEALERS. WE PLAN TO OFFER THE SECURITIES ON THE COMPANY WEBSITE. IF
OFFERED  ON  THE  WEBSITE  THE  ANNOUNCEMENT WILL BE LIMITED TO INFORMATION OF A
GENERAL NATURE. THE OFFER WILL BE MADE VIA THE PROSPECTUS WHICH MAY BE TRANSMITTED BY E-MAIL OR SENT BY MAIL IN PRINTED FORM. NO COMPANY HAS BEEN
ENGAGED  AS  AN  UNDERWRITER.

ITEM  9.
LEGAL  PROCEEDINGS
WE ARE NOT A PARTY TO ANY PENDING LITIGATION NOR ARE WE AWARE OF ANY THREATENED LEGAL PROCEEDING.

ITEM  10.
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS.

DIRECTORS  AND  OFFICERS
(A.)  THE  DIRECTORS  AND  OFFICERS  OF  VWHC  ARE  AS  FOLLOWS:


NAME                    AGE                                  POSITION
DEBORAH  DUFFY           57                                  PRESIDENT, CEO, DIR
RACHEL  BRAUN            29                                  SECRETARY,DIRECTOR
PETER  C.  CULLEN        58                                  DIRECTOR

DEBORAH DUFFY MS. DUFFY HAS SERVED AS PRESIDENT, CEO AND A DIRECTOR SINCE OUR INCORPORATION IN AUGUST OF 1994. MS. DUFFY HAS BEEN COMPENSATED FOR HER SERVICES TO US DURING THE FISCAL YEARS ENDED DECEMBER 31, 1997, 1998, 1999 AS REVENUES ALLOWED. DIRECTORS ARE NOT PAID FOR THEIR SERVICES.

RACHEL BRAUN MS. BRAUN HAS SERVED AS A DIRECTOR SINCE OCTOBER OF 1997. SHE WAS DIRECTOR OF COPYRIGHTS AT BUG MUSIC FROM 1990 TO MAY OF 1998. IN MAY OF 1998 SHE STARTED HER OWN BUSINESS AND HAS BEEN HIRED AS AN INDEPENDENT BOOKKEEPER FOR US FROM THAT DATE FORWARD.

PETER C. CULLEN MR. CULLEN IS A VOICE-OVER SPECIALIST WHO HAS MAINTAINED HIS POSITION IN THE TOP 1% OF HIS FIELD OVER THE PAST FIFTEEN YEARS. IN
SEPTEMBER  OF  1996  HE  BECAME  ONE  OF  OUR  DIRECTORS  AND  STILL SERVES AS A
DIRECTOR.

NONE OF THE DIRECTORS OF THE COMPANY SERVES AS A DIRECTOR FOR ANY OTHER REPORTING COMPANY.
     (B.)  THERE  ARE  NO  OTHER  SIGNIFICANT  EMPLOYEES.
     (C.)  MS  BRAUN  IS  THE  DAUGHTER  OF  DEBORAH  DUFFY.



ITEM  11.
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT.

(A.) THE FOLLOWING TABLE SETS FORTH CERTAIN INFORMATION AS OF MARCH 15, 2000 WITH REGARD TO THE BENEFICIAL OWNERSHIP OF THE COMMON STOCK BY (I) EACH PERSON KNOWN TO US TO BE THE BENEFICIAL OWNER OF 5% OR MORE OF OUR OUTSTANDING SHARES; (II) BY THE OFFICERS AND DIRECTORS INDIVIDUALLY AND (III) BY THE OFFICERS AND DIRECTORS AS A GROUP.

(B.)  SECURITY  OWNERSHIP  OF  MANAGEMENT.

TITLE  OF  CLASS   NAME  AND ADDRESS OF BENEFICIAL OWNER   AMOUNT OWNED  PERCENT
COMMON            DEBORAH  DUFFY   PRESIDENT,  CEO          696,900      60.6
                    4415  PONCA  AVENUE
                    TOLUCA  LAKE,  CA  91602
COMMON            PETER  C.  CULLEN   DIRECTOR              232,450      20.2

                    10421  WOODBRIDGE  STREET
                    TOLUCA  LAKE,  CA  91602
COMMON            RACHEL  BRAUN   SECRETARY                  7,000        1
                    320  N.  FLORENCE
                    BURBANK,  CA  91505

(C.)   ALL  OFFICERS  AND  DIRECTORS AS A GROUP              936,350       81.4%

ITEM  12
DESCRIPTION  OF  SECURITIES

EACH  UNIT  OFFERED  CONSIST  OF  125  SHARES  OF  COMMON  STOCK.

WE  ARE  AUTHORIZED  TO  ISSUE 250,000 SHARES OF COMMON STOCK, $0.001 PAR VALUE.

AS  OF  3/20/00  1,149,850  SHARES  WERE  ISSUED  AND  OUTSTANDING.

EACH SHARE OF COMMON STOCK WILL BE ENTITLED TO ONE VOTE, EITHER IN PERSON OR BY PROXY, ON ALL MATTERS THAT MAY BE VOTED UPON BY THE OWNERS THEREOF AT MEETINGS OF THE STOCKHOLDERS.

THE HOLDERS OF COMMON STOCK WILL HAVE EQUAL RATABLE RIGHTS TO DIVIDENDS FROM FUNDS LEGALLY AVAILABLE THEREOF, WHEN, AS AND IF DECLARED BY OUR BOARD OF DIRECTORS; WILL BE ENTITLED TO SHARE RATABLY IN ALL OF THE ASSETS OF OUR COMPANY AVAILABLE FOR DISTRIBUTION TO HOLDERS OF COMMON STOCK UPON LIQUIDATION,
DISSOLUTION OR WINDING UP OF THE AFFAIRS OF THE COMPANY; AND WILL NOT HAVE PREEMPTIVE OR REDEMPTION PROVISION APPLICABLE THERETO.
ALL SHARES OF COMMON STOCK WHICH ARE THE SUBJECT OF THIS OFFERING, WHEN ISSUED, WILL BE FULLY PAID AND NON-ASSESSABLE, WITH NO PERSONAL LIABILITY TO THE OWNERSHIP THEREOF.
OUR HOLDERS OF SHARES OF COMMON STOCK DO NOT HAVE CUMULATIVE VOTING RIGHTS. AT THE COMPLETION OF THIS OFFERING, IF ALL UNITS ARE SOLD, AFFILIATES, OFFICERS AND/OR DIRECTORS OF OUR COMPANY WILL OWN APPROXIMATELY 67% OF THE THEN OUTSTANDING COMMON STOCK.

     TRANSFER  AGENT
     OUR TRANSFER AGENT IS SECURITIES TRANSFER CORPORATION, A TEXAS CORPORATION, 2591 DALLAS PKWY #102, FRISCO, TX 75034. TEL: 469-633-0101, FAX: 469-633-0088

ITEM  13.
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL
AUDITOR FOR THE COMPANY IS GERALD R. PERLSTEIN, CPA WHO OWNS NO SHARES IN THE COMPANY

ITEM  14.
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

OUR BYLAWS PROVIDE THAT WE WILL INDEMNIFY OUR OFFICERS TO THE FULL EXTENT AUTHORIZED OR PERMITTED UNDER VERMONT LAW. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF VWHC PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS , THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN PAYMENT BY US OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, WE WILL, UNLESS IN THE OPINION OF OUR COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION OF WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

ITEM  15.
ORGANIZATION  WITHIN  THE  LAST  FIVE  YEARS

(A.) THERE HAVE BEEN NO TRANSACTIONS DURING THE LAST TWO YEARS, NOR ARE THERE ANY PROPOSED TRANSACTIONS, TO WHICH WE WERE OR WILL BE A PARTY.


ITEM  16.
DESCRIPTION  OF  BUSINESS

(A.)  BUSINESS  DEVELOPMENT.  VWHC  WAS  INCORPORATED  ON  AUGUST 3, 1994 IN THE
STATE  OF
VERMONT.   IN  JULY  1995  WE  BEGAN  SELLING  STOCK THROUGH A PRIVATE OFFERING.
THE PROCEEDS FROM THE OFFERING WERE USED TO EXPAND THE LINES OF PRODUCTS AND COVER OVERHEAD WHILE WE WERE GROWING. IN SEPTEMBER 1995 A CHAIN OF NATURAL FOOD STORES, TRADER JOE'S, BEGAN PURCHASING A LIMITED NUMBER OF OUR PRODUCTS WHICH QUICKLY INCREASED GROSS SALES FROM LESS THAN $10,000 FOR THE FIRST FISCAL YEAR TO IN EXCESS OF $200,000 FOR FISCAL YEAR ENDING JULY 31, 1997.

IN MAY OF 1999 THE RELATIONSHIP WITH TRADER JOE'S WAS SEVERED, AND THE RESULT HAS BEEN A DRAMATIC DECREASE IN GROSS SALES FOR FISCAL YEAR ENDING JULY 31, 1999. OUR FIRST THREE PERIODS OF FISCAL YEAR 1999/2000 ARE CONSIDERABLY LESS THAN THOSE OF THE SAME PERIODS OF THE PREVIOUS YEAR. HOWEVER, WE ARE CURRENTLY IN TEN TEST STORES FOR LONGS DRUGS WITH EXCELLENT SALES FOR THOSE STORES. WE EXPECT TO BE PICKED UP FOR ALL 400 LONGS DRUGS DURING THE OCTOBER
REVIEW,  BUT  THERE  IS  NO  GUARANTEE  THAT  THIS  WILL  OCCUR.

WE HAVE EXPANDED THE SKIN CARE LINE FROM SIX PRODUCTS IN 1995 TO FOURTEEN, ADDED A PET CARE LINE WITH FOUR PRODUCTS, LAUNCHED TWO WEB SITES IN OCTOBER OF 1999 AND FEBRUARY OF 2000, AND COMPLETED THE DESIGN OF NEW MASS MARKET LABELS FOR THE ENTIRE LINE OF SKIN CARE PRODUCTS.

(B.)  BUSINESS  OF  ISSUER.

(1.) VWHC MANUFACTURES AND DISTRIBUTES A LINE OF ALL NATURAL WITCH HAZEL-BASED SKIN CARE AND ALL NATURAL VETERINARY WITCH HAZEL-BASED PET CARE
PRODUCTS.    THE  CLEANSER/TONER  IS  PHARMACEUTICAL  GRADE  WITCH  HAZEL,  THE
HIGHEST  GRADE  OF  COSMETIC WITCH HAZEL ON THE MARKET.  WE USE THIS WITCH HAZEL
AS THE BASE FOR ALL OUR OTHER PRODUCTS WHICH INCLUDE A UNIQUE, ONE-OF-A-KIND PROTECTIVE GEL (PROPRIETARY) USED TO HELP REDUCE THE APPEARANCE OF ACNE,
BLEMISHES, COLD SORES, ETC. AND HELP PROTECT CUTS AND BITES BY LAYING DOWN A WATER SOLUBLE BARRIER; AN ALL PURPOSE SKIN & BEAUTY GEL (PROPRIETARY) THAT GENTLY REMOVES MAKE-UP, SOOTHES ITCHING OF INSECT BITES, CLEANSES, AND SOOTHES ITCHING AND BURNING OF HEMORRHOIDS; FOUR HAND MADE MOISTURIZING SOAPS (PROPRIETARY); WITCH HAZEL & ALOE FACE PADS TO SOOTHE TIRED EYES, REMOVE
MAKE-UP, TONE SKIN; WITCH HAZEL & ALOE TOWELETTES (PROPRIETARY) TO CLEANSE SKIN, COOL AND SOOTHE; 3-IN-1 SHAVE FOAM AND REFILL (PROPRIETARY), SHAVE FOAM, MOISTURIZER AND AFTER SHAVE COMBINED IN A NON-AEROSOL, REFILLABLE CANISTER.

THE PET PRODUCTS, "TESTED ON HUMANS" CONSIST OF VETERINARY WITCH HAZEL, A NATURAL FLY SPRAY AND COAT CLEANSER; VETERINARY SKIN & COAT GEL (PROPRIETARY), TO SOOTHE AND RELIEVE ITCHING FROM INSECT BITES, GRASS ALLERGIES, ETC.;
VETERINARY PROTECTIVE GEL (PROPRIETARY), TO HELP PROTECT OPEN SORES, CUTS, WOUNDS, INSECT BITES, ETC. BY LAYING DOWN A WATER SOLUBLE BARRIER AGAINST DIRT AND FLYING INSECTS; VETERINARY SKIN & EAR PADS (PROPRIETARY), LARGE SOFT PADS PRE-MOISTENED WITH VETERINARY WITCH HAZEL TO CLEANSE AND SOOTHE EARS AND DEEP WRINKLES THAT ARE NOT EXPOSED TO SUN.

(2.) ALTHOUGH WE DISTRIBUTE MOST OF THE PRODUCTS OURSELVES, WE ALSO USE AN INDEPENDENT ALL NATURAL DISTRIBUTOR, GINSENG CO., THAT WHOLESALES THROUGHOUT THE SOUTHWEST.

(3.) THERE IS NO PUBLICLY ANNOUNCED NEW PRODUCT. (4.) WE ARE THE ONLY SKIN CARE COMPANY IN THE UNITED STATES WHOSE ENTIRE LINE CONTAINS WITCH HAZEL. WE ARE KNOWN FOR USING THE HIGHEST GRADE COSMETIC WITCH HAZEL ON THE MARKET TODAY AND MANUFACTURING PRODUCTS THAT ARE CONSISTENTLY THE HIGHEST QUALITY IN THEIR PRODUCT GROUP. WE ALSO MANUFACTURE PRODUCTS THAT ARE
UNIQUE AND PROPRIETARY AND HAVE NO KNOWN COMPETITION IN THE HEALTH AND BEAUTY FIELD.

(5.) RAW MATERIALS ARE READILY AVAILABLE FOR ALL OUR PRODUCTS AND WE UTILIZE THE RESOURCES OF SOME OF THE LARGEST SUPPLIERS/MANUFACTURERS IN THE COUNTRY;

AMERICAN  DISTILLING                   WITCH  HAZEL
NICE-PAK                               TOWELETTES
TRICOR-BRAUN                           BOTTLES  AND  CAPS
CCL                                    LABELS
AMERICAN  WHOLESALE  PKG               BOXES  AND  SHIPPERS
AIRSPRAY                               FOAMERS

(6.)  BETWEEN  SEPTEMBER  1995  AND  MAY  1999  OUR  INCOME  WAS
BASED ALMOST ENTIRELY ON THE SALES TO TRADER JOE'S. THE TERMINATION OF THAT RELATIONSHIP GREATLY REDUCED THE INCOME TO THE COMPANY. WE DECIDED TO CHANGE VENUES AND CONCENTRATE ON MASS MARKET IN ORDER TO INCREASE THE NUMBER OF CUSTOMERS AND REDUCE OR ELIMINATE THE RISK OF HAVING TO DEPEND ON ONE OR TWO MAJOR CUSTOMERS.

(7.)  THE  VERMONT  WITCH  HAZEL  CO.  IS A REGISTERED TRADEMARK OF THE COMPANY.

(8.)  COSMETICS  DO  NOT  REQUIRE  GOVERNMENT  TESTING  OR  FDA  APPROVAL.

(9.)  GOVERNMENTAL  REGULATIONS  DO  NOT  HAVE  ANY  EFFECT  ON  OUR  BUSINESS.

(10.) OUR PRESIDENT IS AND HAS BEEN IN CHARGE OF RESEARCH AND DEVELOPMENT AND HAS KEPT THE COST UNDER 2% OF OUR GROSS REVENUES FOR THE PAST THREE FISCAL YEARS.

(11.) WE HAVE INCURRED NO COST OR SUFFERED ANY ILL EFFECTS FROM FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAWS BECAUSE WE ARE AN ALL NATURAL COMPANY WHO
CONTRACTS MANUFACTURING OF ALL OUR PRODUCTS TO OTHER COMPANIES WHO ARE IN COMPLIANCE WITH ALL REGULATIONS.

(12.)  WE  CURRENTLY  EMPLOYEE  ONE  FULL  TIME  EMPLOYEE,  DEBORAH  DUFFY.

ITEM  17.
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR PLAN  OF  OPERATION
     (B.) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
          (1)FULL FISCAL YEARS. OUR FISCAL YEAR BEGINS ON AUGUST 1 AND ENDS JULY 31. IN SEPTEMBER OF 1996 WE OPENED A GENERAL STORE IN WINDSOR, VERMONT. THE STORE WAS USED TO DEBUT NEW PRODUCTS AND OBTAIN CUSTOMERS' REACTION TO THOSE PRODUCTS, BUT IT ALSO CARRIED MANY OTHER HAND MADE ITEMS AND CRAFTS MADE IN VERMONT. THE STORE WAS LOCATED IN A BUILDING WE OWNED AND WE DID NOT PAY RENT. THE CONCEPT WAS TO EVENTUALLY FRANCHISE THE VERMONT WITCH HAZEL CO. & GENERAL STORE, ONCE OPERATIONS BEGAN TO SHOW A PROFIT. WE MAINTAINED THE STORE FOR THREE YEARS, BUT IT WAS NEVER PROFITABLE AND WAS CLOSED IN MAY OF 1999.

DURING THAT SAME PERIOD A WEST COAST CHAIN OF NATURAL FOOD STORES, TRADER JOE'S , CARRIED OUR FACE PADS AND TESTED TWO OTHER PRODUCTS, TOWELETTES AND CITRUS SHAVE FOAM. THE INCOME FROM TRADER JOE'S WAS THE MAIN SOURCE OF OUR REVENUE, AND GROSS SALES IN FISCAL YEAR 1997/1998 WAS IN EXCESS OF $300,000. BECAUSE
THE STORE WAS SUCH AN EXPENSIVE DRAIN ON FINANCIAL RESOURCES, THE GROSS INCOME WAS NOT ENOUGH TO COVER OUR EXPENSES (NET LOSS FOR FISCAL YEAR 1997/1999 WAS $116,540), AND WE WERE FORCED TO SELL STOCK IN ORDER TO REMAIN VIABLE.

IN MAY OF 1999, AT THE SAME TIME OPERATIONS WERE SHUT DOWN ON OUR STORE, TRADER JOE'S REPLACED THE HEALTH AND BEAUTY BUYER AND SHE IN TURN CANCELED ALL FUTURE PURCHASES OF OUR FACE PADS AND REPLACED THEM WITH A TEA TREE OIL PAD MADE BY DESERT ESSENCE. TEA TREE OIL IS QUITE CAUSTIC AND AN ENTIRELY DIFFERENT PRODUCT THAN WITCH HAZEL. THE LOSS IN REVENUES IN FISCAL YEAR 1998/1999 FROM THE CLOSURE OF THE STORE AND THE LOSS OF TRADER JOE'S RESULTED IN OUR GROSS SALES DROPPING TO $155,000 WITH A NET LOSS THAT YEAR OF $169,893. WE WERE FORCED TO SELL EVEN MORE STOCK IN ORDER TO SURVIVE. THE MAJORITY OF SHARES WERE SOLD TO DEBORAH DUFFY, OUR PRESIDENT AND CEO, AND PETER C. CULLEN, ONE OF OUR DIRECTORS.

OUR RELATIONSHIP WITH TRADER JOE'S, THOUGH CANCELED IN 1999, PROVIDED US WITH TWO VERY POSITIVE NET RESULTS:

AN EXTENSIVE E-MAIL AND DIRECT MAIL LIST OF TRADER JOE'S CUSTOMERS WHO WERE UPSET THEY COULD NO LONGER PURCHASE OUR PRODUCTS FROM THEIR LOCAL STORE AND DID NOT LIKE THE REPLACEMENT PRODUCT,

HUNDREDS OF TESTIMONIAL LETTERS (FROM TRADER JOE'S CUSTOMERS) WHICH WE USED TO CONVINCE LONGS DRUGS TO TRY OUR PRODUCTS IN SIX OF THEIR STORES. LONGS DRUGS REVIEW AND APPROVAL OF NEW PRODUCTS FOR THEIR CHAIN OF 400 STORES WILL BE COMPLETE IN OCTOBER, 2000. WE HAVE CONTACTED EVERYONE ON OUR MAILING LIST,
WITHIN THE AREAS OF THE TEST STORES, AND NOTIFIED THEM OUR PRODUCTS WERE AVAILABLE IN THEIR AREA. AS OF THE DATE OF THIS PROSPECTUS, THE TEST STORES ARE EXCEEDING THEIR REQUIRED SALES AND WILL BE A CANDIDATE FOR ALL 400 STORES DURING THE OCTOBER REVIEW.

ALTHOUGH CHANCES ARE EXCELLENT WE WILL BE APPROVED FOR THE ENTIRE CHAIN, THERE IS NO GUARANTEE THIS WILL HAPPEN. THE CURRENT LABELS WERE DESIGNED FOR TRADER JOE'S AND OTHER NATURAL STORES AND MUST BE REPLACED WITH LABELS DESIGNED FOR MASS MARKET (LONGS). ONCE THE LABELS HAVE BEEN MANUFACTURED, ENOUGH NEW INVENTORY TO FILL AN ORDER FOR 400 STORES WILL ALSO HAVE TO BE MANUFACTURED. WE ARE LOOKING TO THE PUBLIC OFFERING TO RAISE THE FUNDS TO COMPLETE THE LABELS AND THE NEW INVENTORY.

IF WE SUCCESSFULLY SELL THE ENTIRE OFFERING, MANUFACTURE THE NEW LABELS AND INVENTORY AND WE ARE PICKED UP BY LONGS DRUGS FOR ALL 400 STORES, THERE IS STILL NO GUARANTEE THE PRODUCTS WILL SELL THROUGH AND WE WILL RECEIVE A FOLLOW UP ORDER.

WE WERE VERY SUCCESSFUL IN BRINGING TRADER JOE'S CUSTOMERS INTO THE SIX LONGS DRUGS TEST STORES VIA E-MAIL AND DIRECT MAIL, AND THE REMAINING FUNDS FROM THE PUBLIC OFFERING WILL BE USED TO FINANCE ANOTHER E-MAIL AND DIRECT MAIL CAMPAIGN FOR ALL 400 STORES. WE BELIEVE THIS CAMPAIGN WILL BE AS SUCCESSFUL AS THE FIRST AND LONGS WILL RE-ORDER.
THE MOST DIFFICULT ASPECT OF MASS MARKET IS FINDING A CHAIN WHO IS WILLING TO TAKE A NEW PRODUCT FROM A NEW COMPANY WITH A VERY SMALL ADVERTISING BUDGET. THE SECOND MOST DIFFICULT ASPECT OF MASS MARKET IS SELLING THROUGH. ONCE WE HAVE BEEN SUCCESSFUL IN ONE CHAIN (LONGS) IT IS REASONABLE, BUT NOT ASSURED,

THAT OTHER CHAINS WILL FOLLOW SUIT. WE INTEND TO BE VERY CIRCUMSPECT IN OUR CHOICE OF CHAINS TO WHICH WE WILL APPLY. MANY CHAINS CHARGE "SLOTTING FEES" FOR EACH PRODUCT, SOME DO NOT PAY ON TIME AND MANY ACTUALLY TAKE UP TO 120 DAYS TO PAY A 30 DAY INVOICE. THERE ARE ALSO MANY INSTANCES OF CHAINS TAKING DEDUCTIONS FROM INVOICES FOR REASONS THAT DO NOT APPLY. WE ARE VERY AWARE OF CHAINS THAT ARE PROBLEMATIC IN THESE AREAS AND WILL ACT ACCORDINGLY.

(2.) INTERIM PERIODS. CURRENT FISCAL YEAR END IS JULY 31, 2000. GROSS SALES FOR ARE LESS THAN HALF FOR THE PERIOD OF AUGUST 1, 1999 THROUGH THE DATE OF THIS PROSPECTUS THAN FOR THE COMPARABLE INTERIM PERIOD OF THE PRECEDING YEAR. THIS IS ATTRIBUTABLE TO NOT HAVING ANY ORDERS FROM TRADER JOE'S. HOWEVER, DURING THIS INTERIM PERIOD WE HAVE REDESIGNED OUR SKIN CARE WEB SITE, WWW.VERMONTWITCHHAZEL.COM, AND LAUNCHED A NEW WEB SITE FOR PET CARE, WWW.VETERINARYWITCHHAZEL.COM.

WEB SITE SALES ACCOUNT FOR MORE THAN HALF OUR CURRENT INCOME FOR THIS INTERIM PERIOD AND ARE GROWING STEADILY AS WORD OF THE SITES HAS SPREAD. VIRTUALLY ALL THE TOP TEN SEARCH ENGINES NOW LIST THE VERMONT WITCH HAZEL CO. IN FIRST OR SECOND PLACE ON PAGE ONE FOR "WITCH HAZEL" AND THE KEY WORDS "ACNE/BLEMISH CONTROL" AND "SENSITIVE SKIN" AND "SHAVE FOAM" WILL ALSO BRING UP THE VERMONT WITCH HAZEL CO. ON THE FIRST OR SECOND PAGE OF A MAJORITY OF TOP TEN SEARCH ENGINES. WE WILL BE ACTIVELY PROMOTING THE WEB SITE THROUGH RE-SUBMISSIONS, E-MAIL, AND LINKS.

ITEM  18.
DESCRIPTION  OF  PROPERTY

(A.)  WE  CURRENTLY  OWN  NO  REAL  PROPERTY.  WE  CURRENTLY  LEASE  OFFICES  AT
4415 PONCA AVENUE, TOLUCA LAKE, CA, WAREHOUSE SPACE AT 1819 DANA STREET IN GLENDALE, CA, AND WAREHOUSE SPACE AT 3935 HERITAGE OAK COURT, SIMI VALLEY,
CA. OFFICE LEASE IS $500 PER MONTH ON A MONTH TO MONTH BASIS . WAREHOUSE RENT IN GLENDALE IS $500 PER MONTH. SIMI RENT IS $5.00 PER PALLET WHICH CURRENTLY AMOUNTS TO ABOUT $350 PER MONTH. ALL RENTALS ARE MONTH TO MONTH.

(B.)  WE  CURRENTLY  HAVE NO INVESTMENTS IN REAL ESTATE MORTGAGES OR SECURITIES.


ITEM  19.
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS.

(A.) THERE HAVE BEEN NO TRANSACTIONS DURING THE LAST TWO YEARS, NOR ARE THERE ANY PROPOSED TRANSACTIONS, TO WHICH WE WERE OR ARE TO BE A PARTY.

ITEM  20.
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

THERE  IS  CURRENTLY  NO  PUBLIC  MARKET  FOR  OUR  STOCK.

ITEM  21.
EXECUTIVE  COMPENSATION

(A.) WE HAVE ONLY ONE EMPLOYEE, DEBORAH DUFFY, PRESIDENT AND CEO. MS. DUFFY RECEIVES $1040.00 EVERY TWO WEEKS AS INCOME ALLOWS. WHEN INCOME IS NOT SUFFICIENT TO PAY MS. DUFFY'S SALARY, THE PAYMENTS ARE ACCRUED AND PAID AT A LATER TIME. IN SOME INSTANCES, WHEN THERE HAS NOT BEEN SUFFICIENT INCOME OVER A PROTRACTED PERIOD OF TIME, MS. DUFFY HAS TAKEN COMPANY SHARES, AT THE SAME
COST AS THOSE SOLD TO SHAREHOLDERS, IN LIEU OF SALARY. MS. DUFFY HOLDS NO OPTIONS OR WARRANTS FOR FUTURE SHARES AND WE, AT THIS DATE, ARE CURRENT ON ALL SALARY PAYMENTS.



SUMMARY  COMPENSATION  TABLE

LONG  TERM  COMPENSATION

               ANNUAL  COMPENSATION

(A)             (B)       (C)
DEBORAH DUFFY   1997  $ 31,000
PRESIDENT       1998  $ 21,667
                1999  $ 27,040

DIRECTORS ARE NOT, NOR HAVE THEY EVER BEEN, COMPENSATED FOR THEIR DUTIES AS DIRECTORS.


ITEM  22.
FINANCIAL  STATEMENTS


                         THE VERMONT WITCH HAZEL COMPANY





                              FINANCIAL STATEMENTS

Information:

     PERIOD-TYPE                                                           YEAR
     FISCAL-YEAR-END                                             JULY  -31-2000
     PERIOD-END                                                 APRIL-  30-2000
     CASH                                                                  1862
     SECURITIES                                                               0
     RECEIVABLES                                                           1489
     ALLOWANCES                                                               0
     INVENTORY                                                          116,206
     CURRENT  ASSETS                                                    119,557
     FF  &  E                                                              6141
     DEPRECIATION                                                          6141
     TOTAL  ASSETS                                                      119,557
     CURRENT  -  LIABILITIES                                             12,234
     BONDS                                                                    0
     PREFERRED-MANDATORY                                                      0
     PREFERRED                                                                0
     COMMON                                                             584,292
     OTHER-SE                                                           476,969
     TOTAL  -  LIABILITY-AND-EQUITY                                     119,557
     SALES                                                               24,100
     TOTAL-REVENUES                                                      31,030
     CGS                                                                 21,418
     OTHER  EXPENSES                                                    173,050
     LOSS  PROVISION                                                          0
     INTEREST  EXPENSE                                                        0
     INCOME  PRETAX                                                   (163,438)
     INCOME-TAX                                                               0
     INCOME  CONTINUING                                               (163,438)
     DISCONTINUED                                                             0
     EXTRAORDINARY                                                            0
     CHANGES                                                                  0
     NET-INCOME                                                       (163,438)
     EPS-PRIMARY                                                          (.15)
     EPS-DILUTED                                                          (.15)

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999, AND 1998
                        WITH INDEPENDENT AUDITOR'S REPORT

                         THE VERMONT WITCH HAZEL COMPANY


                              FINANCIAL STATEMENTS

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999, AND 1998


INDEPENDENT  AUDITOR'S  REPORT                     F1

FINANCIAL  STATEMENTS:

BALANCE  SHEETS                                    F2

STATEMENTS  OF  OPERATIONS                         F3

STATEMENT  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)    F4

STATEMENTS  OF  CASH  FLOWS                        F6

NOTES  TO  FINANCIAL  STATEMENTS                   F7

                          INDEPENDENT AUDITORS' REPORT

BOARD  OF  DIRECTORS
THE  VERMONT  WITCH  HAZEL  COMPANY
TOLUCA  LAKE,  CALIFORNIA

I HAVE AUDITED THE ACCOMPANYING STATEMENTS OF FINANCIAL POSITION OF THE VERMONT WITCH HAZEL COMPANY AS OF JANUARY 31, 2000, JULY 31, 1999 AND 1998 AND THE RELATED STATEMENTS OF OPERATIONS, STOCKHOLDERS' EQUITY (DEFICIT), AND CASH FLOWS FOR THE SIX MONTHS AND YEARS THEN ENDED. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. MY RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON MY AUDIT.

I CONDUCTED MY AUDIT IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. THOSE STANDARDS REQUIRE THAT I PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. I BELIEVE THAT MY AUDIT PROVIDES A REASONABLE BASIS FOR MY OPINION.

IN MY OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF THE VERMONT WITCH HAZEL COMPANY AS OF JANUARY 31, 2000, JULY 31, 1999 AND 1998 AND THE RESULTS OF ITS OPERATIONS, STOCKHOLDERS' EQUITY (DEFICIT) AND CASH FLOWS FOR THE SIX MONTHS AND YEARS THEN ENDED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN. AS DISCUSSED IN NOTE 9 TO THE FINANCIAL STATEMENTS, THE COMPANY HAS EXPERIENCED OPERATING LOSSES OVER THE PAST FIVE AND ONE-HALF YEAR (SINCE INCEPTION), RESULTING IN A DEFICIT EQUITY
POSITION. THE COMPANY'S FINANCIAL POSITION AND OPERATING RESULTS RAISE SUBSTANTIAL DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN. MANAGEMENT'S PLANS IN REGARD TO THESE MATTERS ARE DESCRIBED IN NOTE 10. THE FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS UNCERTAINTY.


LOS  ANGELES,  CALIFORNIA
MARCH  16,  2000

                                       F1




                         THE VERMONT WITCH HAZEL COMPANY

                                 BALANCE SHEETS


                                     ASSETS


                                    JANUARY     JULY       JULY
                                    31, 2000   31, 1999   31, 1998
CURRENT ASSETS:
 CASH                             $   5,209  $     199  $   4,165
 ACCOUNTS RECEIVABLE                  1,833      1,078        496
 PREPAID EXPENSES                         0          0     15,740
 INVENTORY                          116,253    127,384    148,623
 TOTAL CURRENT ASSETS               123,295    128,661    169,024


FIXED ASSETS:                             0     96,447     96,447
 LAND AND BUILDING                    6,141      6,141      6,141
 FURNITURE AND EQUIPMENT              6,141    102,588    102,588
                                      5,987     15,758     11,282
 LESS:  ACCUMULATED DEPRECIATION        154     86,830     91,306

OTHER ASSETS - NET                        0          0      1,652

                                  $ 123,449  $ 215,491  $ 261,982
   TOTAL ASSETS



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
 ACCOUNTS PAYABLE                             13,954   36,362   20,947
 ACCRUED LIABILITIES                          28,613   27,553   21,857
 CONVERTIBLE NOTES PAYABLE                   128,000  125,600   90,000
 MORTGAGE PAYABLE, SHORT TERM                      0    1,380    1,380
 TOTAL CURRENT LIABILITIES                   170,567  190,895  134,184
MORTGAGE PAYABLE, LONG TERM                        0   72,326   73,829
   TOTAL LIABILITIES                         170,567  263,221  208,013

COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY (DEFICIT)
 PREFERRED STOCK - NO PAR VALUE
   AUTHORIZED 100,000 SHARES
   ISSUED AND OUTSTANDING - NONE
 COMMON STOCK - NO PAR VALUE
   AUTHORIZED 1,000,000 SHARES
   ISSUED AND OUTSTANDING - 927,850 SHARES
   IN 2000, 839,600 SHARES IN 1999, AND
   818,500 SHARES IN 1998                    354,050  265,800  200,800

THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL  PART  OF  THESE  STATEMENTS.




                          THE VERMONT WITCH HAZEL COMPANY

                             BALANCE SHEETS CONTINUED







                                                 JANUARY       JULY        JULY
                                                 31, 2000    31, 1999    31, 1998

                                                                         (146,831)
RETAINED DEFICIT                                 (401,168)   (313,530)
   TOTAL STOCKHOLDERS' EQUITY (DEFICIT)           (47,118)    (47,730)     53,969

                                                $ 123,449   $ 215,491   $ 261,982
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.




                                       F2


                         THE VERMONT WITCH HAZEL COMPANY


                            STATEMENTS OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998








                                               JANUARY       JULY        JULY
                                               31, 2000    31, 1999    31, 1998

SALES                                         $  16,842   $ 155,425   $ 300,635

COST OF SALES                                    10,466      97,832     241,228

GROSS PROFIT                                      6,376      57,593      59,407

RENT AND OTHER INCOME                             8,390       9,013      10,750

LOSS ON DISCONTINUED OPERATIONS AND
SALE OF LAND AND BUILDING                        (1,460)    (30,546)          0

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES   (100,944)   (202,759)   (187,988)

                                              $ (87,638)  $(166,699)  $(117,831)
NET LOSS

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING:                                  883,725     829,050     814,700

                                              $   (0.10)  $   (0.20)  $   (0.14)
NET LOSS PER COMMON SHARE


THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL  PART  OF  THESE  STATEMENTS.



                                       F3


                         THE VERMONT WITCH HAZEL COMPANY


                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998





                                                                    TOTAL
                              COMMON STOCK      ACCUMULATED     STOCKHOLDERS'
                             SHARES  AMOUNT       DEFICIT     EQUITY (DEFICIT)
BALANCE JULY 31, 1997
 (UNAUDITED)                810,900  $180,800  $    (29,000)  $        151,800

ISSUANCE OF COMMON SHARES
    FOR CASH                    7,600  20,000                           20,000

NET LOSS FOR PERIOD                                (117,831)          (117,831)

BALANCE JULY 31, 1998        818,500  200,800      (146,831)            53,969

ISSUANCE OF COMMON SHARES
 FOR CASH                      21,100  65,000                           65,000

NET LOSS FOR PERIOD                                (166,699)          (166,699)

BALANCE JULY 31, 1999        839,600  265,800      (313,530)           (47,730)

ISSUANCE OF COMMON SHARES
 FOR CASH                      61,250  61,250                           61,250

ISSUANCE OF COMMON SHARES
 FOR SERVICES                  27,000  27,000                           27,000

NET LOSS FOR PERIOD                                 (87,638)           (87,638)

                            927,850  $354,050  $   (401,168)  $        (47,118)
BALANCE JANUARY 31, 2000


THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL  PART  OF  THESE  STATEMENTS.




                                       F4


                          THE VERMONT WITCH HAZEL COMPANY


                              STATEMENTS OF CASH FLOW

                   FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                    FOR THE YEARS ENDED JULY 31, 1999 AND 1998





                                                 JANUARY       JULY        JULY
                                                 31, 2000    31, 1999    31, 1998
CASH FLOWS FROM OPERATING ACTIVITIES:

 NET LOSS FOR THE PERIODS                       $ (87,638)  $(166,699)  $(117,831)

 ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
 USED BY OPERATING ACTIVITIES:

 DEPRECIATION AND AMORTIZATION                      2,238       6,128       6,136
 ISSUANCE OF STOCK FOR SERVICES                    27,000           0           0
 (INCREASE)/DECREASE IN ACCOUNTS RECEIVABLE          (755)       (582)     17,491
 (INCREASE)/DECREASE IN PREPAID EXPENSES                0      15,740      (1,021)
 (INCREASE)/DECREASE IN INVENTORY                  11,131      21,239      45,940
 (INCREASE)/DECREASE IN OTHER ASSETS                    0           0       6,465
 INCREASE/(DECREASE) IN ACCOUNTS PAYABLE          (22,408)     15,415     (48,917)
 INCREASE/(DECREASE) IN ACCRUED LIABILITIES         1,060       5,696      15,989

NET CASH USED IN OPERATING ACTIVITIES             (69,372)   (103,063)    (75,748)

CASH FLOWS FROM INVESTING ACTIVITIES:
 SALE OF FIXED ASSETS, NET                         84,438           0           0

NET CASH USED IN INVESTING ACTIVITIES              84,438           0           0

CASH FLOWS FROM FINANCING ACTIVITIES:
 PROCEEDS FROM ISSUANCE OF COMMON STOCK            61,250      65,000      20,000
 PROCEEDS FROM BORROWINGS                           2,400      35,600      50,000
 REDUCTION OF MORTGAGE PRINCIPAL                  (73,706)     (1,503)        247
 NET CASH PROVIDED BY FINANCING ACTIVITIES        (10,056)     99,097      70,247

NET INCREASE (DECREASED) IN CASH                    5,010      (3,966)     (5,501)

CASH BALANCE, BEGINNING OF PERIOD                     199       4,165       9,666

                                                $   5,209   $     199   $   4,165
CASH BALANCE, END OF PERIOD



THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL  PART  OF  THESE  STATEMENTS.


                                       F5

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.





                         THE VERMONT WITCH HAZEL COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998



1.     NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT ACCOUNTING PRINCIPLES

     A.     ORGANIZATION  AND  BUSINESS:

          THE VERMONT WITCH HAZEL COMPANY (VWHC OR THE "COMPANY") CREATES AND MARKETS SKIN CARE AND PET CARE PRODUCTS. THE COMPANY MANUFACTURES AND DISTRIBUTES A LINE OF WITCH HAZEL BASED NATURAL, HYPOALLERGENIC SOAPS, CLEANSERS AND OTHER SKIN AIDS FOR PEOPLE WHO PREFER NATURAL AND ENVIRONMENTALLY FRIENDLY PRODUCTS. THE COMPANY PRESENTLY MAINTAINS TWO INTERNET WEB SITES TO ADVERTISE AND MARKET ITS PRODUCTS.

          VWHC WAS INCORPORATED IN THE STATE OF VERMONT ON AUGUST 3, 1994 AS WITCH HAZEL COMPANY. ON OCTOBER 4, 1994 IT WAS RENAMED VERMONT WITCH HAZEL CO. AND ON SEPTEMBER 16, 1996 IT WAS RENAMED THE VERMONT WITCH HAZEL COMPANY. ON NOVEMBER 1, 1994 THE COMPANY REGISTERED TO CONDUCT BUSINESS IN THE STATE OF CALIFORNIA.


     B.     PROPERTY  AND  EQUIPMENT:

          PROPERTY AND EQUIPMENT ARE STATED AT COST. THE ASSETS ARE DEPRECIATED USING THE STRAIGHT-LINE METHOD OVER THEIR ESTIMATED USEFUL LIVES OF FORTY YEARS FOR NON-RESIDENTIAL REAL PROPERTY, TEN YEARS FOR PROPERTY IMPROVEMENTS AND FIVE YEARS FOR FURNITURE AND EQUIPMENT. IT IS THE POLICY OF THE COMPANY TO
CAPITALIZE  SIGNIFICANT  IMPROVEMENTS  AND  TO  EXPENSE REPAIRS AND MAINTENANCE.

          DEPRECIATION EXPENSE FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND FOR THE YEARS ENDED JULY 31, 1999 AND 1998 WERE:

                                          2,000           1999          1998

               BUILDING                    $982         $1,964         $1,964
               IMPROVEMENTS                 642          1,284          1,284
               FURNITURE  AND  EQUIPMENT    614          1,228
1,228
                    TOTAL                $2,238         $4,476         $4,476


     C.     INTANGIBLE  ASSETS:

          INTANGIBLE ASSETS, PRINCIPALLY ORGANIZATION COSTS, ARE AMORTIZED OVER A PERIOD OF FIVE YEARS. AMORTIZATION FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND FOR THE YEARS ENDED JULY 31, 1999 AND 1998 WAS NONE, $1,652 AND $1,660, RESPECTIVELY.


                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998



     D.     LOSS  PER  SHARE:

          LOSS PER SHARE OF COMMON STOCK IS COMPUTED USING THE WEIGHTED NUMBER OF COMMON SHARES OUTSTANDING DURING THE PERIODS SHOWN. COMMON STOCK EQUIVALENTS ARE NOT INCLUDED IN THE DETERMINATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, AS THEY WOULD BE ANTIDILUTIVE.


     E.     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS:

          IN 1997, THE FINANCIAL ACCOUNTING STANDARDS BOARD (FASB) ISSUED STATEMENTS NO. 130, REPORTING COMPREHENSIVE INCOME AND NO. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. THE COMPANY'S ADOPTION OF THESE STATEMENTS HAD NO MATERIAL IMPACT ON THE ACCOMPANYING FINANCIAL STATEMENTS.


     F.     IMPAIRMENTS  OF  LONG  LIVED  ASSETS

          THE COMPANY EVALUATES ITS LONG-LIVED ASSETS BY MEASURING THE CARRYING AMOUNT OF THE ASSETS AGAINST THE ESTIMATED UNDISCOUNTED FUTURE CASH FLOWS ASSOCIATED WITH THEM. IF SUCH EVALUATIONS INDICATE THE FUTURE UNDISCOUNTED CASH FLOWS OF CERTAIN LONG-LIVED ASSETS ARE NOT SUFFICIENT TO RECOVER THE CARRYING
VALUE  OF  SUCH  ASSETS;  THE  ASSETS  ARE  ADJUSTED  TO  THEIR FAIR VALUES.  NO
ADJUSTMENT  TO  THE  CARRYING  VALUES  OF  THE  ASSETS  HAS  BEEN  MADE.


     G.     STATEMENT  OF  CASH  FLOWS

          SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION  IS  AS FOLLOWS:

          CASH  PAID  DURING  THE  PERIODS  FOR:

                                        2,000          1999          1998

               INTEREST                    0              0             0
               INCOME  TAXES               0         $1,600        $1,600


     H.     USE  OF  ESTIMATES:

          THE PREPARATION OF THE FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT EFFECT REPORTED AMOUNTS OF ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS, AND REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM ESTIMATES AND ASSUMPTIONS MADE.




                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998



     I.     FISCAL  YEAR  AND  BASIS  OF  OPERATION:

          THE COMPANY OPERATES ON A FISCAL YEAR ENDING JULY 31. THE COMPANY PREPARES ITS FINANCIAL STATEMENTS AND FEDERAL AND STATE INCOME TAX RETURNS ON AN ACCRUAL BASIS.


     J.     UNAUDITED  FINANCIAL  STATEMENTS:

          IN THE OPINION OF MANAGEMENT, THE UNAUDITED FINANCIAL STATEMENTS FOR THE PERIOD AUGUST 4, 1994 (DATE OF INCEPTION) THROUGH JULY 31, 1997, NOT PRESENTED HEREIN, WERE PREPARED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, ON A BASIS CONSISTENT WITH AUDITED FINANCIAL STATEMENTS.


2.     CONVERTIBLE  NOTES  PAYABLE



     THE  FOLLOWING  TABLE  SUMMARIZED INFORMATION ABOUT CONVERTIBLE NOTES PAYABLE AT JANUARY 31,
2000,  JULY  31,  1999  AND  JULY  31,  1998:


MATURITY                     INTEREST   SHARES IF     CONVERSION   AMOUNT OF
DATES                          RATE     CONVERTED        RATE      NOTES

JANUARY 31, 2000  DEMAND        12%     128,000        $1.00      $128,000
JULY 31, 1999     DEMAND        12%     125,600        $1.00      $125,600
JULY 31, 1998     DEMAND        12%      90,000        $1.00       $90,000




     SEE  SUBSEQUENT  EVENT  NOTE  RE:  CONVERSION  OF  NOTES  PAYABLE.

     AT JANUARY 31, 2000 AND AT JULY 31, 1999 AND 1998, ACCRUED INTEREST ON THE CONVERTIBLE NOTES PAYABLE OF APPROXIMATELY $28,242, $20,664 AND $9,024,
RESPECTIVELY,  IS  INCLUDED  IN  THE  ACCRUED  LIABILITIES ON THE BALANCE SHEET.


3.     CAPITAL  STRUCTURE

     UPON INCORPORATION THE COMPANY WAS AUTHORIZED TO ISSUE 100 SHARES OF COMMON STOCK. ON JULY 24, 1995 THE CORPORATION AMENDED ITS ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF TWO CLASSES OF STOCK, COMMON AND PREFERRED. THE AUTHORIZED COMMON STOCK WAS INCREASED TO 1,000,000 SHARES, AND THE AUTHORIZED PREFERRED STOCK IS 100,000 SHARES. EACH TYPE RETAINS NO PAR VALUE.

     ON NOVEMBER 8, 1999 THE BOARD OF DIRECTORS AGREED TO INCREASE THE TOTAL NUMBER OF THE COMPANY'S AUTHORIZED COMMON SHARES TO 10,000,000 SHARES. ON FEBRUARY 20, 2000 THE ARTICLES OF INCORPORATION WERE AMENDED TO REFLECT THIS INCREASE.




                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998


4.     INCOME  TAXES

     INCOME TAXES ARE PROVIDED PURSUANT TO SFAS NO. 109 ACCOUNTING FOR INCOME TAXES. THE STATEMENT REQUIRES THE USE OF AN ASSET AND LIABILITY APPROACH FOR FINANCIAL REPORTING FOR INCOME TAXES. IF IT IS MORE LIKELY THAN NOT THAT SOME PORTION OR ALL OF A DEFERRED TAX ASSET WILL NOT BE REALIZED, A VALUATION ALLOWANCE IS RECOGNIZED. NO TAX BENEFIT OF THE COMPANY'S NET OPERATING LOSS CARRYFORWARD HAS BEEN RECORDED AS IT IS MORE LIKELY THAN NOT THAT THE
CARRYFORWARD WILL EXPIRE UNUSED. ACCORDINGLY, THE TAX BENEFIT OF THE LOSS CARRYFORWARD HAS BEEN OFFSET BY A VALUATION ALLOWANCE OF THE SAME AMOUNT. THUS, THE COMPANY HAS NOT RECORDED AN ASSET OR LIABILITY IN ACCORDANCE WITH SFAS NO. 109.

     THE  INCOME  TAX  EXPENSE  INCURRED  BY  THE  COMPANY  FOR  THE  PERIODS IS
ATTRIBUTABLE TO THE CALIFORNIA MINIMUM TAX INCURRED BY CORPORATIONS DOING BUSINESS IN CALIFORNIA.

     THE COMPANY HAS APPROXIMATELY $401,000 OF LOSS CARRYFORWARDS AVAILABLE TO REDUCE FUTURE TAX LIABILITY THROUGH THE YEAR 2019.


5.     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     THE COMPANY HAS USED MARKET INFORMATION FOR SIMILAR INSTRUMENTS AND APPLIED JUDGMENT TO ESTIMATE FAIR VALUE OF FINANCIAL INSTRUMENTS. AT JANUARY 31, 2000, JULY 31, 1999 AND 1998, THE FAIR VALUE OF CASH, ACCOUNTS RECEIVABLE, NOTES PAYABLE AND ACCOUNTS PAYABLE APPROXIMATED CARRYING VALUES BECAUSE OF THE SHORT-TERM NATURE OF THESE INSTRUMENTS.


6.     ACQUISITION  AND  SALE  OF  LAND  AND  BUILDING

     IN NOVEMBER 1997, THE MAJORITY STOCKHOLDER SOLD A SMALL COMMERCIAL BUILDING IN WINDSOR, VERMONT TO THE COMPANY FOR $5,000 IN CASH AND THE ASSUMPTION OF THE EXISTING MORTGAGE OF APPROXIMATELY $79,000. VWHC OPENED A COMPANY STORE IN A PORTION OF THAT BUILDING. ON JANUARY 28, 2000 THE COMPANY SOLD THE STRUCTURE FOR APPROXIMATELY $92,000. UPON REFLECTION OF CLOSING EXPENSES AND THE COST BASIS OF THE STRUCTURE THE COMPANY INCURRED A LOSS ON THE SALE OF APPROXIMATELY $1,460.


7.     DISCONTINUED  BUSINESS

     DURING 1997 THE COMPANY OPENED TWO RETAIL STORES. THE FIRST WAS THE COMPANY STORE IN VERMONT, WHEREAS THE SECOND WAS A NON-COMPANY OWNED STORE, OWNED BY THE TWO MAJORITY STOCKHOLDERS OF THE COMPANY LOCATED IN TOLUCA LAKE, CALIFORNIA. IN JANUARY 1999 THE COMPANY TOOK OVER THE EXISTING LEASE OF THE
NON-COMPANY OWNED STORE FOR THE PERIOD UNTIL ITS EXPIRATION IN MAY 1999 AT A COST OF $742 PER MONTH. ALSO, DURING 1999 THE COMPANY CLOSED THE VERMONT STORE AND RENTED THE FACILITIES TO NON-RELATED PARTIES. THE CLOSURE OF THE TWO STORES RESULTED IN A ONE-TIME WRITE OFF OF DISCARDED INVENTORY, UNCOLLECTIBLE RECEIVABLES AND OTHER COSTS OF APPROXIMATELY $30,546.




                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998



8.     COMMITMENTS  AND  CONTINGENCIES

     A.     LEASES:

          THE COMPANY PRESENTLY LEASES ITS MAIN OFFICE FACILITIES FROM ITS MAJORITY STOCKHOLDER ON A MONTH TO MONTH BASIS, AT A COST OF $500 PER MONTH. THE COMPANY PRESENTLY LEASES ITS WAREHOUSE FACILITIES ON A MONTH TO MONTH BASIS, AT A COST OF $500 PER MONTH. PRIOR YEARS RENTAL EXPENSE REFLECT THE USE OF LARGER FACILITIES. THERE IS NO DETERMINABLE FUTURE COSTS, EXCEPT ON A MONTH TO MONTH BASIS.

          RENT EXPENSE FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND FOR THE YEARS ENDED JULY 31, 1999 AND 1998, WAS $7,730, $17,549 AND $26,330,
RESPECTIVELY.

          THE  COMPANY  IS  NOT  PRESENTLY  INVOLVED  IN  ANY  LITIGATION.


9.     GOING  CONCERN

     THE COMPANY HAS EXPERIENCED OPERATING LOSSES SINCE INCEPTION PRIMARILY CAUSED BY ITS CONTINUED DEVELOPMENT AND MARKETING COSTS. AS SHOWN IN THE ACCOMPANYING FINANCIAL STATEMENTS, THE COMPANY INCURRED A NET LOSS OF $87,638 DURING THE SIX MONTHS ENDED JANUARY 31, 2000. AS OF THAT DATE, THE COMPANY'S CURRENT LIABILITIES EXCEEDED ITS CURRENT ASSETS BY $47,272, AND ITS STOCKHOLDERS' DEFICIT WAS $47,118. THESE FACTORS CREATE AN UNCERTAINTY ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. THE MANAGEMENT OF THE COMPANY INTEND TO PURSUE VARIOUS MEANS OF OBTAINING ADDITIONAL CAPITAL. THE FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT BE NECESSARY IF THE COMPANY IS UNABLE TO CONTINUE AS A GOING CONCERN. CONTINUATION OF THE COMPANY AS A GOING CONCERN IS DEPENDENT ON THE COMPANY CONTINUING TO RAISE CAPITAL, DEVELOP SIGNIFICANT REVENUE AND ULTIMATELY ATTAINING PROFITABLE OPERATIONS.


10.     SUBSEQUENT  EVENTS

          A.     CONVERSION  OF  NOTES  PAYABLE:

               DURING MARCH 2000 THE HOLDERS OF ALL THE CONVERTIBLE NOTES PAYABLE EXERCISED THEIR OPTION TO CONVERT AT THE EXERCISED PRICE OF $1.00 PER SHARE. THIS RESULTED IN THE ISSUANCE OF 128,000 SHARES OF COMMON STOCK.


          B.     ISSUANCE  OF  ADDITIONAL  SHARES:

               DURING FEBRUARY AND MARCH 2000, 68,000 SHARES OF COMMON STOCK WERE SOLD, AND 4,000 SHARES WERE ISSUED FOR SERVICES.




                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998



          C.     PROPOSED  SALE  TO  THE  PUBLIC:

               THE COMPANY HAS PROPOSED TO FILE A FORM SB-2 WITH THE SECURITIES AND EXCHANGE COMMISSION SO AS TO REGISTER THE PROPOSED SALE OF THE COMPANY'S COMMON STOCK TO THE PUBLIC. THE COMPANY PROPOSES TO SELL 250,000 SHARES OF ITS COMMON STOCK AT $2.00 PER SHARE.

                                       F6

ITEM  23.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
NONE.



PART  II-  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS


ITEM  24.
INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

WE HAVE NO CONTRACT OR ARRANGEMENT THAT INSURES OR INDEMNIFIES A CONTROLLING PERSON, DIRECTOR OR OFFICER OF THE COMPANY WHICH AFFECTS HIS OR HER LIABILITY IN THAT CAPACITY. OUR BYLAWS PROVIDE FOR SUCH INDEMNIFICATION, SUBJECT TO APPLICABLE LAW.
                                       10


IF AVAILABLE AT A REASONABLE COST, WE MAY PURCHASE AND MAINTAIN INSURANCE AGAINST ANY LIABILITY INCURRED BY OUR OFFICERS AND DIRECTORS IN DEFENSE OF ANY ACTIONS TO WHICH THEY ARE MADE PARTIES BY REASON OF THEIR POSITIONS AS OFFICERS AND DIRECTORS.

ITEM  25.
OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

EXPENSES IN CONNECTION WITH THE PUBLIC OFFERING OF SECURITIES BY THE SELLING SHAREHOLDERS PURSUANT TO THIS REGISTRATION STATEMENT ARE AS FOLLOWS:
SECURITIES  AND  EXCHANGE  COMMISSION  FILING  FEE           $132
ACCOUNTING  FEES  AND  EXPENSES                            $5,000
LEGAL  FEES  AND  EXPENSES                                $45,000
PRINTING  AND  ENGRAVING                                   $3,000
FEES  OF  TRANSFER  AGENT  AND  REGISTRAR                  $2,000
BLUE  SKY  FEES  AND  EXPENSES                             $1,500
MISCELLANEOUS                                                $500

TOTAL                                                     $57,132

  ESTIMATED

ITEM  26.
RECENT  SALES  OF  UNREGISTERED  SECURITIES
BETWEEN AUGUST 22, 1995 AND APRIL 6, 2000 WE ISSUED AND SOLD 1,149,850 SHARES OF OUR COMMON STOCK TO 26 FOUNDERS AND PRIVATE INVESTORS FOR CASH
CONSIDERATION AND SERVICES VALUED AT $514,110. SEVENTEEN INVESTORS WERE ACCREDITED. THE COMPANY PAID $2,000 AS COMMISSIONS TO TWO PERSONS AS FEES FOR REFERRING INVESTORS TO THE COMPANY. OTHER THAN THE FINDERS FEES NONE OF THE FOREGOING TRANSACTIONS INVOLVED ANY UNDERWRITERS, UNDERWRITING DISCOUNTS OR COMMISSIONS, OR ANY PUBLIC OFFERING. OUR COMPANY HAS BEEN ADVISED THAT EACH TRANSACTION WAS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT BY VIRTUE OF SECTION 4 (2) THEREOF AND REGULATION D PROMULGATED THEREUNDER. THE RECIPIENTS IN SUCH TRANSACTION REPRESENTED THEIR INTENTION TO ACQUIRE THE SECURITIES FOR INVESTMENT ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. APPROPRIATE LEGENDS WERE AFFIXED
TO THE SHARE CERTIFICATES ISSUED IN SUCH TRANSACTIONS. ALL RECIPIENTS HAD ADEQUATE ACCESS, THROUGH THEIR RELATIONSHIPS WITH THE COMPANY, TO OBTAIN INFORMATION ABOUT THE COMPANY.

                                       11
                                       F7

ITEM  27.
EXHIBITS
EXHIBIT
NO.    EXHIBIT  NAME

3.1    ARTICLES  OF  INCORPORATION  WITH  AMENDMENTS
3.2    BY-LAWS  WITH  AMENDMENTS
4.2    SPECIMEN  COMMON  STOCK  CERTIFICATE
5.1    OPINION  OF  LANCE  N.  KERR  LAW  OFFICE
23.1   CONSENT  OF  GERALD  R.  PERLSTEIN,  CPA,  INDEPENDENT  AUDITOR
23.2   CONSENT  OF  LANCE  N.  KERR  LAW  OFFICE  (INCLUDED  IN  EXHIBIT  5.1)
27.1   FINANCIAL  DATA  SCHEDULE


ITEM  28.
UNDERTAKINGS.

THE  UNDERSIGNED  REGISTRANT  HEREBY  UNDERTAKES:

(1.) TO FILE, DURING ANY PERIOD IN WHICH IT OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT: (I) TO INCLUDE ANY PROSPECTUS REQUIRED UNDER SECTION 10(A)(3) OF THE SECURITIES ACT; (II) REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS, WHICH, INDIVIDUALLY OR TOGETHER, REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION IN THE REGISTRATION STATEMENT; AND (III) INCLUDE ANY ADDITIONAL OR CHANGED MATERIAL INFORMATION ON THE PLAN OF DISTRIBUTION. NOTWITHSTANDING THE FOREGOING, ANY INCREASE OR DECREASE IN THE VOLUME OF THE SECURITIES OFFERED (IF THE TOTAL DOLLAR VALUE OF SECURITIES OFFERED WOULD NOT EXCEED THAT WHICH WAS REGISTERED) AND ANY DEVIATION FROM THE LOW OR HIGH END OF THE ESTIMATED MAXIMUM OFFERING RANGE MAY BE REFLECTED IN THE FORM OF PROSPECTUS FILED WITH THE COMMISSION PURSUANT TO RULE 424(B) IF, IN THE AGGREGATE, THE CHANGES IN VOLUME AND PRICE REPRESENT NO MORE THAN A 20% CHANGE IN THE MAXIMUM AGGREGATE OFFERING PRICE SET FORTH IN THE CALCULATION OF REGISTRATION FEE TABLE IN THE EFFECTIVE REGISTRATION STATEMENT

(2.) FOR DETERMINING LIABILITY UNDER THE SECURITIES ACT, TO TREAT EACH SUCH POST-EFFECTIVE AMENDMENT AS A NEW REGISTRATION STATEMENT OF THE SECURITIES OFFERED, AND THE OFFERING OF THE SECURITIES AT THAT TIME TO BE THE INITIAL BON FIDE OFFERING.

(3.) TO FILE A POST-EFFECTIVE AMENDMENT TO REMOVE FROM REGISTRATION ANY OF THE SECURITIES THAT REMAIN UNSOLD AT THE END OF THE OFFERING.

(4.) INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT, IN THE OPINION OF THE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY, AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SHARES OF COMMON STOCK BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN
THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

(5.) FOR DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT, TO TREAT THE INFORMATION OMITTED FROM THE FORM OF PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT IN RELIANCE UPON RULE 403A AND CONTAINED IN THE FORM OF PROSPECTUS FILED BY THE REGISTRANT PURSUANT TO RULE 424(B)(1) OR (4) OR 497(H) UNDER THE SECURITIES ACT AS PART OF THIS REGISTRATION STATEMENT AS OF THE TIME THE COMMISSION DECLARED IT EFFECTIVE.

II-2
SIGNATURES

IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, ON THE 15 DAY OF MARCH, 2000.

______________________________
THE  VERMONT  WITCH  HAZEL  CO.
DEBORAH  DUFFY,  PRESIDENT


IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT WAS SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE STATED.

JULY  24,  2000




________________________________
DEBORAH  DUFFY,  PRESIDENT/DIRECTOR





________________________________
RACHEL  BRAUN,  SECRETARY/DIRECTOR